Exhibit 99.2
BRONCO DRILLING COMPANY, INC. SPECIAL MEETING PROXY CARD Electronic Voting Instructions You can vote by Internet or telephone! Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the two methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on      , 2008. Vote by Internet Log on the Internet and go to: www.___. Follow the steps outlined on the secured website. Vote by telephone Call toll free ___within the United States, Canada and Puerto Rico any time on a touch tone telephone. There is no charge to you for the call. Follow the instructions provided by the recorded message. ? Mark this box with an X if you have made changes to your name or address details below. IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, PLEASE MARK YOU VOTE BELOW AND RETURN THE PROPERLY EXECUTED PROXY CARD IN THE ENCLOSED ENVELOPE. A. Proposals—The Board of Directors recommends a vote FOR Proposal 1 and For Proposal 2. For Against Abstain 1. To adopt the Agreement and Plan of Merger, dated as of January 23, 2008, by and among Allis-Chalmers Energy Inc., Bronco Drilling Company, Inc. and Elway Merger Sub, Inc., pursuant to which Elway Merger Sub, Inc., a wholly-owned subsidiary of Allis-Chalmers Energy Inc., will merge with and into Bronco Drilling Company, Inc. ? ? ? 2. To approve the adjournment of the Special Meeting of Bronco stockholders, if necessary or appropriate, to solicit additional proxies in favor of the adoption of the Merger Agreement. ? ? ? B. Non-Voting Items. To transact any other business as may properly come before the Special Meeting of Bronco stockholders or any adjournment or postponement of thereof. Change of Address—Please print new address below. C. Authorized Signatures — Sign Here — This section must be completed for your instructions to be executed. NOTE: Please sign your name(s) EXACTLY as your name(s) appear(s) on this proxy. All joint holders must sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please provide your FULL title. Signature 1 — Please keep signature within the box Signature 2 — Please keep signature within the box Date (mm/dd/yyyy) ??/??/???? 0 0 9 3 6 2 1 U P X C O Y

Bronco Drilling Company, Inc. ___PROXY—SPECIAL MEETING OF STOCKHOLDERS ___This Proxy is Solicited by the Board of Directors of Bronco Drilling Company, Inc. for use at the Special Meeting on , 2008. The undersigned hereby appoints Mark Dubberstein and Zachary M. Graves as proxies, each with power to act alone and with full power of substitution, to vote all of the shares of common stock of Bronco Drilling Company, Inc. that the undersigned is entitled to vote at the Special Meeting of Stockholders of Bronco Drilling Company, Inc. to be held on , 2008 and any adjournments or postponements of such meeting, in the manner specified on the other side of this proxy, with all the powers that the undersigned would possess if personally present. If no direction is given, this proxy will be voted for Proposal 1 and for Proposal 2. The undersigned acknowledges receipt of the proxy statement for the Special Meeting of Stockholders of Bronco Drilling Company, Inc. and revokes all prior proxies for said meeting.